UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

CA, Inc.

(Name of Registrant as Specified In Its Charter)

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This Schedule 14A filing consists of the following communications relating to the proposed acquisition (the “Acquisition”) of CA, Inc. (“CA”) by Broadcom Inc. (“Parent”), a Delaware corporation, and Collie Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), pursuant to the terms of an Agreement and Plan of Merger, dated July 11, 2018, by and among CA, Parent and Merger Sub:

(i)	Letter to Employees of CA by Mike Gregoire

(ii)	Questions & Answers (Q&A) relating to the Acquisition

(iii)	Letter to Senior Leadership Team (SLT) members of CA

(iv)	Transcript of Video Message from Mike Gregoire to Employees of CA

The items listed above were first used or made available on July 11, 2018.

Letter to Employees of CA by Mike Gregoire

July 11, 2018

Team CA.

This afternoon, our company announced that CA Technologies has entered into a definitive agreement to be acquired by Broadcom. I want to take a moment to talk to you about why this is such an exciting transaction, and the benefits it will bring to our employees, customers and shareholders.

Broadcom is a proven winner. Their heritage is in the semiconductor market – a fiercely competitive industry where they emerged as one of the long-term winners. Both companies are global leaders in hyper-competitive categories where scale matters. As a leader in mainframe and enterprise software, CA adds to Broadcom’s portfolio of mission critical technology businesses as Broadcom builds one of the world’s leading infrastructure technology companies.

Our team and our hard work have led us to this day, and for that you should be proud. Together, we have made CA a great software company with outstanding solutions and the best talent in the business. I want you all to recognize the real value you add to everything we do. Our ability to successfully translate customer feedback into results differentiates CA from our competitors.

CA helps customers identify and act on opportunities and threats holistically, across their infrastructure. We deliver the solutions that help customers solve their greatest challenges. Our product portfolio has dramatically evolved over the past several years to serve environments from mainframe to mobile to hybrid cloud. Broadcom and CA agree that great companies are built on great products.

Successful organic development is the cornerstone of long-term sustainable growth in this industry. During this next chapter, we must focus on running the business and continuing to create value for our customers. In terms of next steps, we need to obtain shareholder and regulatory approvals to complete the transaction, which we expect to occur in the fourth calendar quarter of 2018. In the meantime, the job remains the same: help CA customers use the power of software to win all day, every day. That focus must stay central throughout this transition and, eventually, as a part of Broadcom.

As we move toward closing, we will share additional information as we are able to. Of course, until the transaction closes, we will operate as two separate companies. We know this news will likely result in many questions, and we will do our best to answer them. Please take some time to review the Q&A document here and you may also submit any questions to YourQuestions@ca.com.

I invite you to a view a video announcement to hear my perspective on today’s news.

In the coming weeks, Broadcom’s CEO Hock Tan will also host a Town Hall to introduce Broadcom and express his vision for how CA will complement Broadcom’s strategy following closing. Hock is very enthusiastic about CA’s prospects.

You are an incredible team and I am proud of the commitment, leadership, and professionalism you deliver.

Thank you for all that you do for the company and for our customers.

Regards,

Mike

Additional Information and Where to Find It

This communication is being made in respect of the proposed transaction involving CA, Inc. (“CA”) and Broadcom Inc. (“Broadcom”). In connection with the proposed transaction, CA intends to file relevant materials with the Securities and Exchange Commission (the “SEC”), including a proxy statement on Schedule 14A. Promptly after filing its definitive proxy statement with the SEC, CA will mail the definitive proxy statement and a proxy card to each stockholder of CA entitled to vote at the special meeting relating to the proposed transaction. This communication is not a substitute for the proxy statement or any other document that CA may file with the SEC or send to its stockholders in connection with the proposed transaction. BEFORE MAKING ANY VOTING DECISION, STOCKHOLDERS OF CA ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE PROPOSED TRANSACTION THAT CA WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT CA AND THE PROPOSED TRANSACTION. The definitive proxy statement and other relevant materials in connection with the proposed transaction (when they become available), and any other documents filed by CA with the SEC, may be obtained free of charge at the SEC’s website (http://www.sec.gov) or at CA’s website (http://www.ca.com) or by contacting CA’s Investor Relations at traci.tsuchiguchi@ca.com.

Participants in the Solicitation

CA and its directors and executive officers may be deemed to be participants in the solicitation of proxies from CA’s stockholders with respect to the proposed transaction. Information about CA’s directors and executive officers and their ownership of CA’s common stock is set forth in CA’s proxy statement on Schedule 14A filed with the SEC on June 29, 2018, and CA’s Annual Report on Form 10-K for the fiscal year ended March 31, 2018, which was filed with the SEC on May 9, 2018. Additional information regarding the potential participants, and their direct or indirect interests in the proposed transaction, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with SEC in connection with the proposed transaction.

Notice Regarding Forward-Looking Statements

This communication, and any documents to which CA refers you in this communication, contains not only historical information, but also forward-looking statements made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent CA’s current expectations or beliefs concerning future events, including but not limited to the expected completion and timing of the proposed transaction, expected benefits and costs of the proposed transaction, management plans relating to the proposed transaction, strategies and objectives of CA for future operations and other information relating to the proposed transaction. Without limiting the foregoing, the words “believes,” “anticipates,” “plans,” “expects,” “intends,” “forecasts,” “should,” “estimates,” “contemplate,” “future,” “goal,” “potential,” “predict,” “project,” “projection,” “target,” “seek,” “may,” “will,” “could,” “should,” “would,” “assuming,” and similar expressions are intended to identify forward-looking statements. You should read any such forward-looking statements carefully, as they involve a number of risks, uncertainties and assumptions that may cause actual results to differ significantly from those projected or contemplated in any such forward-looking statement. Those risks, uncertainties and assumptions include, (i) the risk that the proposed transaction may not be completed in a timely manner or at all, which may adversely affect CA’s business and the price of the common stock of CA, (ii) the failure to satisfy any of the conditions to the consummation of the proposed transaction, including the adoption of the merger agreement by the stockholders of CA and the receipt of certain regulatory approvals, (iii) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement, (iv) the effect of the announcement or pendency of the proposed transaction on CA’s business relationships, operating results and business generally, (v) risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the proposed transaction, (vi) risks related to diverting management’s attention from CA’s ongoing business operations, (vii) the outcome of any legal proceedings that may be instituted against us related to the merger agreement or the proposed transaction, (viii) unexpected costs, charges or expenses resulting from the proposed transaction, and (ix) other risks described in CA’s filings with the SEC, such as its Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K. Forward-looking statements speak only as of the date of this communication or the date of any document incorporated by reference in this document. Except as required by applicable law or regulation, CA does not assume any obligation to update any such forward-looking statements whether as the result of new developments or otherwise.

Questions & Answers (Q&A) relating to the Acquisition

Day One Q&A

Q:	What is the company announcing?

A:	On July 11, Broadcom announced it has signed a definitive agreement to acquire CA Technologies.

Q:	What are the terms of the deal?

Under the terms of the agreement, CA Technologies shareholders will receive $44.50 per share in cash.

Q:	Why is Broadcom acquiring the company? Why is CA Technologies’ portfolio attractive to Broadcom?

A:	As Broadcom seeks to create one of the world’s leading infrastructure technology companies, software is a natural complement to their leadership in the semiconductor market.

Broadcom has been a leader in the semiconductor space for decades. CA – a leader in mainframe and enterprise software – adds to Broadcom’s portfolio of mission critical technology businesses.

Q:	How will CA Technologies fit into Broadcom?

A:	Specific decisions about how CA Technologies will fit into Broadcom will be made during the integration planning period and discussed at close. CA will work closely with Broadcom to facilitate a smooth integration, which will set the combined company on a path to future success.

Q:	Why did CA Technologies sell to Broadcom?

A:	We were confident in our strategy, our team and our path forward. However, Broadcom came forward with an economic plan that we believe is very attractive to our shareholders.

Q:	What does this mean for our dividend payments?

A:	Dividends will continue to be paid in the ordinary course through closing.

Q:	When will the deal be completed and what are the next steps?

A:	The transaction is subject to customary closing conditions, including the approval of CA Technologies shareholders and antitrust approvals in the U.S., the EU and Japan. The transaction is expected to close in the fourth calendar quarter of 2018.

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Q:	How will Broadcom continue to invest in CA Technologies’ portfolio?

A:	Broadcom invests deeply in the companies it acquires – in fact, Broadcom spends more than $3 billion on R&D annually, which is the third highest R&D spend in the semiconductor industry. We believe CA will have significant opportunities with Broadcom as Broadcom builds one of the world’s leading infrastructure technology companies.

Q:	How will this be a win for CA Technologies employees?

A:	As Broadcom seeks to create one of the world’s leading infrastructure technology companies, software is a natural complement to their leadership in the semiconductor market.

Broadcom shares our vision of helping great talent thrive, and their goal is to ensure a seamless transition for our team members. As we move forward together, we expect that there will be growth opportunities for employees within the larger combined company.

Q:	Based on this announcement, what does it mean for me in terms of my job, pay, benefits, reporting structure, etc. between now and close?

A:	Prior to the closing of the transaction, CA Technologies intends to continue its normal benefits and compensation practices. Until the transaction closes, we remain an independent company and it is business as usual.

As we work to complete this transaction, it is important to stay focused on the important work you do for our customers. This is our mission and should be our primary focus through the completion of the transaction and going forward.

Q:	How quickly will we know our employment status?

A:	Broadcom has made it clear that they want to preserve the value that CA Technologies brings, and that includes the talented team at CA. It will take some time for the combined company to determine what personnel changes are appropriate. That will be part of the integration planning period. CA will work closely with Broadcom to facilitate a smooth integration, which will set the combined company on a path to future success.

Q:	Who do I call with any questions about the acquisition?

A:	We realize that you will have questions. We have established an inbox YourQuestions@ca.com for you to submit your questions. We will make every effort to keep you informed as we move forward.

I.	Shareholder Information

Q:	Does this transaction require shareholder approval? What other approvals are required?

A:	The transaction is subject to customary closing conditions, including the approval of CA Technologies shareholders and antitrust approvals in the U.S., EU and Japan. Careal Property Group AG and affiliates, who collectively own approximately 25% of the outstanding shares of CA Technologies common stock, have entered into a voting agreement to vote in favor of the transaction.

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Q:	Will CA Technologies’ annual meeting take place in early August, as usual?

A:	Yes, it is business as usual until the transaction closes.

II.	Customer & Partner Information

Q:	How will this transaction impact CA Technologies’ customers?

A:	Until the acquisition closes, CA Technologies is a standalone business and we will continue to serve customers with the commitment for which we are known. CA will work with Broadcom to provide a set of communication information for the Sales & Support teams to share with our customers.

Q:	What will happen to CA Technologies’ product roadmap?

A:	CA Technologies and Broadcom have both historically delivered product innovation and leadership. At this stage, it is too early to provide specific details, but Broadcom has a track record of delivering market leading innovations and competitive solutions that enables customer success.

Q:	Will CA Technologies’ enterprise salesforce model, customer support and product delivery change?

A:	Broadcom intends to preserve CA Technologies’ enterprise salesforce model, customer support and product delivery for the foreseeable future.

Q:	Will CA Technologies’ salesforce be able to sell Broadcom products?

A:	Those decisions will be made during the integration planning period and discussed at close. CA Technologies will work closely with Broadcom to help plan a smooth integration designed to set the combined company on a path to future success.

Q:	Will customers need to update their contracts? Will contracts under negotiation need amendment?

A:	We do not anticipate any changes. We will contact customers on a case-by-case basis as needed.

Q:	I’m about to purchase a new product. Should I have any concerns?

A:	Not at all. CA Technologies and Broadcom both have a strong history of innovation and commitment to customers.

Q:	Will my CA Technologies partnership agreement remain in place?

A:	In most cases, yes. We don’t anticipate any significant impact for our partners who are key to CA Technologies’ success spanning GSPs, GSIs, MSPs and Resellers. CA Technologies will work with Broadcom to provide a set of communication information for the Sales & Support teams to share with our Partners. We will contact partners on a case-by-case basis as needed.

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III.	Communications

Q:	What if I am approached by media or others?

A:	Broadcom will be taking the lead on all communications related to the announcement, including media, IT analysts and financial analysts. If you are contacted by a reporter or IT analysts, please forward those to Joe Stunkard, joseph.stunkard@ca.com, 646-826-6010.

Q:	What can be posted to social media?

A:	Posting on social media by our sales, marketing and product development teams should be focused on driving and promoting CA Technologies’ business as per usual; however, for compliance purposes it is critically important that no employee (whether in sales, marketing, product, or another group) comment or speculate on the pending transaction.

Q:	What can I share with suppliers/vendors/consultants/external stakeholders?

A:	We understand external stakeholders may have questions, and we will do as much as we can to help you communicate with them. We expect the transaction to close in the fourth calendar quarter of 2018. It is important to keep in mind that until the transaction closes, we are a standalone company that will operate independently of Broadcom and will conduct business as usual.

IV.	General Employee & Management Information

Q:	Where do I direct any questions about the acquisition?

A:	We realize that you will have questions. We have established an inbox YourQuestions@ca.com for you to submit your questions. We will make every effort to keep you informed as we move forward.

Q:	How will my group change? Who will I report to?

A:	In the near term, reporting structures will remain largely unchanged. Between now and the close, the manager who you have today will remain the same. It will take some time for the combined company to determine what changes, if any, are appropriate. You will be kept informed of any impact to your group.

Q:	Will the CA Technologies leadership team remain?

A:	The top priority of CA’s leadership team is to work together with Broadcom to complete the transaction as expeditiously as possible and ensure a smooth transition.

As we work toward close, it is important to remember that we remain a standalone business and we will continue to serve customers with the commitment for which we are known. Our goal is to ensure seamless customer service and support.

Q:	Can we continue to hire? What should I tell recruits?

A:	Between this announcement and when the transaction closes (expected in the fourth calendar quarter of 2018) our agreement with Broadcom places some restrictions on hiring, mostly at the VP and above level. HR will have specifics. Please work with your HR business partner.

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Q:	Will jobs be impacted? How quickly will we know our employment status?

A:	As we are very early in the integration planning process, it is premature to speculate on headcount requirements. However, Broadcom has made it clear that they want to preserve the value that CA brings, and that includes the talented team at CA Technologies.

As Broadcom seeks to create one of the world’s leading infrastructure technology companies, software is a natural complement to their leadership in the semiconductor market. Rest assured, we will keep you informed as we move forward.

Q.	Will my job title change?

A.	It is possible that some employees may have new job titles once the deal is completed, to bring CA Technologies’ job titles into alignment with Broadcom’s standards. At that time, the CA management team will review all titles and work with the team at Broadcom to align according to their standards.

Q.	Will my job responsibilities change?

A.	Some employees may have new job responsibilities once the deal is completed. Until the deal is officially closed, CA Technologies and Broadcom will continue to operate as separate companies and therefore job responsibilities are expected to stay the same. If you have a question, ask your manager.

Q.	Do I have to move? Will there be relocation opportunities? What happens to our headquarters? What about other offices?

A.	It is not expected that you will be required to move to work for Broadcom. As we just announced this today, there are still many details that need to be worked out as part of the integration planning process. Similarly, decisions around real estate and facilities will be made as part of the integration planning process.

Q:	Will my pay/bonus and benefits change when the transaction closes?

A:	Broadcom has made it clear that they want to preserve the value that CA Technologies brings, and that includes the talented team at CA. You will find out more about Broadcom’s compensation and benefit programs as the integration planning process progresses. Prior to the closing of the transaction, CA Technologies intends to continue its normal benefits and compensation practices.

Q:	What is my “hire date” for calculating paid-time-off and other benefits?

A:	Your years of service with CA Technologies or a company previously acquired by CA will generally be recognized by Broadcom for purposes of most Broadcom benefit plans, subject to certain exceptions. Additional information will be shared as appropriate as integration planning progresses.

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Q:	Do work hours change?

A:	Prior to the closing of the transaction, CA Technologies will continue its normal work hours practices. Additional information will be shared as appropriate as integration planning progresses.

EQUITY	AND BONUS INCENTIVES:

Q:	Will there be any type of trading suspension or ‘black out’ to trade vested/owned CA shares prior to close?

A:	All employees remain subject to CA’s Policy Against Insider Trading and Tipping, and regular trading blackout windows apply. Pursuant to CA’s Policy Against Insider Trading and Tipping, blackout windows begin at the close of NASDAQ trading on the last NASDAQ trading day one week prior to the last day of the last month of each quarter, and end at the opening of trading one full NASDAQ business day after earnings for that quarter are released.

We are currently in a regular trading blackout period. We anticipate such blackout will end at the opening of the trading market on August 8, 2018. Any additional restrictions will be communicated to you by CA’s legal department.

Q:	What happens to my vested and unvested CA Technologies stock and equity awards (RSAs, RSUs, options, etc.)?

A:	Unvested equity awards will be assumed by Broadcom and converted into awards to acquire an adjusted number of shares of Broadcom common stock at an adjusted exercise price (if any). Following the closing, unvested equity awards generally will be subject to the same terms and conditions, including vesting terms.

The ESPP will terminate prior to the closing and any outstanding ESPP rights will be settled in accordance with the ESPP. Until the ESPP termination, the ESPP generally will continue to operate on its same terms for existing ESPP participants, and no increases to ESPP contributions will be permitted.

SEVERANCE

Q:	Will severance (under CA’s policies and guidelines) be available if my employment is terminated before the close? What happens if my employment is terminated after the close?

A:	Prior to the closing, you will continue to be covered by CA Technologies’ severance policies and guidelines as in effect from time to time. For one year following the closing, Broadcom has agreed to honor CAs’ severance policies as in effect as of July 11, 2018. Additional information will be shared as appropriate as integration planning progresses.

Q:	How will severance be calculated? What “date” will be used for purposes of determining my length of service? Will severance be paid in “lump sum” or through continuation of payroll?

A:	Broadcom will compute and pay severance in accordance with CA’s existing severance policies.

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Q:	Will I be eligible for COBRA insurance coverage if my employment is terminated, either before or after the close?

A:	Broadcom will provide COBRA coverage in accordance with applicable law.

Q:	What if I quit prior to the close or choose not to accept employment with Broadcom? Can I elect severance instead?

A:	No. To be eligible for severance you must be terminated involuntarily.

# # #

This communication does not modify the terms of any of CA Technologies’ or Broadcom’s compensation or benefit plans, programs, arrangements or agreements. CA Technologies and Broadcom reserve the right to cancel or modify their respective benefit plans, programs and arrangements at any time, except as otherwise agreed in the merger agreement between CA Technologies and Broadcom. This information is qualified in its entirety by the merger agreement between CA Technologies and Broadcom, and in the event of a conflict, the merger agreement will control. This information is not intended to give rise to any contractual rights or remedies and is not intended to give rise to any right of employment, continued employment or benefits to any employee or any of their beneficiaries or dependents.

Additional Information and Where to Find It

This communication is being made in respect of the proposed transaction involving CA, Inc. (“CA”) and Broadcom Inc. (“Broadcom”). In connection with the proposed transaction, CA intends to file relevant materials with the Securities and Exchange Commission (the “SEC”), including a proxy statement on Schedule 14A. Promptly after filing its definitive proxy statement with the SEC, CA will mail the definitive proxy statement and a proxy card to each stockholder of CA entitled to vote at the special meeting relating to the proposed transaction. This communication is not a substitute for the proxy statement or any other document that CA may file with the SEC or send to its stockholders in connection with the proposed transaction. BEFORE MAKING ANY VOTING DECISION, STOCKHOLDERS OF CA ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE PROPOSED TRANSACTION THAT CA WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT CA AND THE PROPOSED TRANSACTION. The definitive proxy statement and other relevant materials in connection with the proposed transaction (when they become available), and any other documents filed by CA with the SEC, may be obtained free of charge at the SEC’s website (http://www.sec.gov) or at CA’s website (http://www.ca.com) or by contacting CA’s Investor Relations at traci.tsuchiguchi@ca.com.

Participants in the Solicitation

CA and its directors and executive officers may be deemed to be participants in the solicitation of proxies from CA’s stockholders with respect to the proposed transaction. Information about CA’s directors and executive officers and their ownership of CA’s common stock is set forth in CA’s proxy statement on Schedule 14A filed with the SEC on June 29, 2018, and CA’s Annual Report on Form 10-K for the fiscal year ended March 31, 2018, which was filed with the SEC on May 9, 2018. Additional information regarding the potential participants, and their direct or indirect interests in the proposed transaction, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with SEC in connection with the proposed transaction.

Notice Regarding Forward-Looking Statements

This communication, and any documents to which CA refers you in this communication, contains not only historical information, but also forward-looking statements made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent CA’s current expectations or beliefs concerning future events, including but not limited to the expected completion and timing of the proposed transaction, expected benefits and costs of the proposed transaction, management plans relating to the proposed transaction, strategies and objectives of CA for future operations and other information relating to the proposed transaction. Without limiting the foregoing, the words “believes,” “anticipates,” “plans,” “expects,” “intends,” “forecasts,” “should,” “estimates,” “contemplate,” “future,” “goal,” “potential,” “predict,” “project,” “projection,” “target,” “seek,” “may,” “will,” “could,” “should,” “would,” “assuming,” and similar expressions are intended to identify forward-looking statements. You should read any such forward-looking statements carefully, as they involve a number of risks, uncertainties and assumptions that may cause actual results to differ significantly from those projected or contemplated in any such forward-looking statement. Those risks, uncertainties and assumptions include, (i) the risk that the proposed transaction may not be completed in a timely manner or at all, which may adversely affect CA’s business and the price of the common stock of CA, (ii) the failure to satisfy any of the conditions to the consummation of the proposed transaction, including the adoption of the merger

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agreement by the stockholders of CA and the receipt of certain regulatory approvals, (iii) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement, (iv) the effect of the announcement or pendency of the proposed transaction on CA’s business relationships, operating results and business generally, (v) risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the proposed transaction, (vi) risks related to diverting management’s attention from CA’s ongoing business operations, (vii) the outcome of any legal proceedings that may be instituted against us related to the merger agreement or the proposed transaction, (viii) unexpected costs, charges or expenses resulting from the proposed transaction, and (ix) other risks described in CA’s filings with the SEC, such as its Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K. Forward-looking statements speak only as of the date of this communication or the date of any document incorporated by reference in this document. Except as required by applicable law or regulation, CA does not assume any obligation to update any such forward-looking statements whether as the result of new developments or otherwise.

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Letter to Senior Leadership Team (SLT) members of CA

Dear SLT Member:

This afternoon, our company announced that CA Technologies has entered into a definitive agreement to be acquired by Broadcom. In a few moments, I will be distributing a company-wide note sharing the details of this announcement. Before doing so, I want to share some thoughts with you about what this means to CA and to us as a leadership team, as well as what is expected in the days ahead.

Being part of an acquisition is a process that requires teamwork, thoughtful management and steady leadership. Our teams will be looking for answers to the questions that naturally occur when entering into an agreement like this one. We will not have all those answers initially, but I ask that you to please be as responsive as possible.

Most importantly, until this transaction closes, CA is legally bound to continue functioning as a separate and standalone entity. Our every word and action must ensure that the team stays focused on our customers and driving the success of our organization without interruption.

Broadcom is a leader in the semiconductor market and their products support some of the best and most relevant companies around the globe. As a leader in mainframe and enterprise software, CA adds to Broadcom’s portfolio of mission critical technology businesses as Broadcom builds one of the world’s leading infrastructure technology companies.

Our customers and partners will expect a seamless process and I am confident that we will provide that to them. Proactively engage with your teams and advise them that for the immediate future, it is business as usual. Many questions simply do not have answers at this moment, but we created a Q&A document for you and your teams to review. Additional questions and concerns should be directed to YourQuestions@ca.com. As details and information becomes available, those updates will be communicated.

This is an important day in the history of CA and I would like to acknowledge the efforts and contributions you make as leaders in this company. Today is a direct result of your hard work and sustained efforts to drive success at CA. Thank you all.

I created the SLT when I first arrived at CA because I believe that leadership needs a forum to foster alignment. Over the years, I witnessed this team stay resolutely focused on doing what is best for our customers, our company, and our team. You should be incredibly proud.

Thank you again for all your work and we will update you as more information becomes available.

Best,

Mike

Additional Information and Where to Find It

This communication is being made in respect of the proposed transaction involving CA, Inc. (“CA”) and Broadcom Inc. (“Broadcom”). In connection with the proposed transaction, CA intends to file relevant materials with the Securities and Exchange Commission (the “SEC”), including a proxy statement on Schedule 14A. Promptly after filing its definitive proxy statement with the SEC, CA will mail the definitive proxy statement and a proxy card to each stockholder of CA entitled to vote at the special meeting relating to the proposed transaction. This communication is not a substitute for the proxy statement or any other document that CA may file with the SEC or send to its stockholders in connection with the proposed transaction. BEFORE MAKING ANY VOTING DECISION, STOCKHOLDERS OF CA ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE PROPOSED TRANSACTION THAT CA WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT CA AND THE PROPOSED TRANSACTION. The definitive proxy statement and other relevant materials in connection with the proposed transaction (when they become available), and any other documents filed by CA with the SEC, may be obtained free of charge at the SEC’s website (http://www.sec.gov) or at CA’s website (http://www.ca.com) or by contacting CA’s Investor Relations at traci.tsuchiguchi@ca.com.

Participants in the Solicitation

CA and its directors and executive officers may be deemed to be participants in the solicitation of proxies from CA’s stockholders with respect to the proposed transaction. Information about CA’s directors and executive officers and their ownership of CA’s common stock is set forth in CA’s proxy statement on Schedule 14A filed with the SEC on June 29, 2018, and CA’s Annual Report on Form 10-K for the fiscal year ended March 31, 2018, which was filed with the SEC on May 9, 2018. Additional information regarding the potential participants, and their direct or indirect interests in the proposed transaction, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with SEC in connection with the proposed transaction.

Notice Regarding Forward-Looking Statements

This communication, and any documents to which CA refers you in this communication, contains not only historical information, but also forward-looking statements made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent CA’s current expectations or beliefs concerning future events, including but not limited to the expected completion and timing of the proposed transaction, expected benefits and costs of the proposed transaction, management plans relating to the proposed transaction, strategies and objectives of CA for future operations and other information relating to the proposed transaction. Without limiting the foregoing, the words “believes,” “anticipates,” “plans,” “expects,” “intends,” “forecasts,” “should,” “estimates,” “contemplate,” “future,” “goal,” “potential,” “predict,” “project,” “projection,” “target,” “seek,” “may,” “will,” “could,” “should,” “would,” “assuming,” and similar expressions are intended to identify forward-looking statements. You should read any such forward-looking statements carefully, as they involve a number of risks, uncertainties and assumptions that may cause actual results to differ significantly from those projected or contemplated in any such forward-looking statement. Those risks, uncertainties and assumptions include, (i) the risk that the proposed transaction may not be completed in a timely manner or at all, which may adversely affect CA’s business and the price of the common stock of CA, (ii) the failure to satisfy any of the conditions to the consummation of the proposed transaction, including the adoption of the merger agreement by the stockholders of CA and the receipt of certain regulatory approvals, (iii) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement, (iv) the effect of the announcement or pendency of the proposed transaction on CA’s business relationships, operating results and business generally, (v) risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the proposed transaction, (vi) risks related to diverting management’s attention from CA’s ongoing business operations, (vii) the outcome of any legal proceedings that may be instituted against us related to the merger agreement or the proposed transaction, (viii) unexpected costs, charges or expenses resulting from the proposed transaction, and (ix) other risks described in CA’s filings with the SEC, such as its Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K. Forward-looking statements speak only as of the date of this communication or the date of any document incorporated by reference in this document. Except as required by applicable law or regulation, CA does not assume any obligation to update any such forward-looking statements whether as the result of new developments or otherwise.

Transcript of Video Message from Mike Gregoire to Employees of CA

Thank you for joining me for what is without a doubt a huge day in the history of our company.

I have been in the software business for a long time, so I can tell you that we are a great team.

Over the last five years, we’ve transformed CA Technologies into a modern software company, establishing leadership in the most strategic segments in the infrastructure software category.

As a result, we have become an indispensable partner to companies leveraging software as a competitive advantage and a powerful means of delivering innovative solutions to their customers.

But our greatest accomplishment as a team is the positive feedback that we receive from our customers, both anecdotally and through our steadily rising Net Promoter Scores which hit an all-time high last quarter.

When I interact with all our functions around the globe, I am amazed at the professionals I encounter. Folks from every part of the organization who are so plugged into their responsibilities and how their specific jobs tie back to the whole of CA Technologies.

For that, I thank you all.

As you saw from the press release today, we will now be part of an even bigger story: helping Broadcom match their history of success in the semiconductor industry with software leadership.

Becoming a strategic platform as part of Broadcom is a great opportunity.

Now I recognize that this announcement brings many questions so let me share some of my perspective.

We have always had great respect for Broadcom as a semiconductor leader.

And when they approached us, we recognized that together, we fit well with their business model of owning and sustaining franchise businesses.

We also recognized our shareholders will receive a significant and immediate premium for their shares.

Importantly, our employees will join an organization that shares our values of innovation, collaboration and engineering excellence.

As Broadcom seeks to create one of the world’s leading infrastructure technology companies, software is a natural complement to their leadership in the semiconductor markets.

Broadcom shares our vision of helping great talent thrive, and their goal is to ensure a seamless transition for team members and customers.

As we move forward together, we expect that there will be growth opportunities for employees within the larger combined company.

Following the close of the transaction, Broadcom has made it clear that they want to preserve the value that CA brings and that includes the talented team at CA.

Until the transaction closes, it remains business as usual.

It is important to recognize that Broadcom invests deeply in the companies it acquires. In fact, they spend more than $3 billion on R&D per year — the third highest R&D spend in the semiconductor industry.

CA Technologies will work closely with Broadcom to help plan a smooth integration designed to set the combined company on a path to future success.

I also want to make sure that we continue to serve customers with the commitment for which we are known.

I have great respect for what the Broadcom leadership team has accomplished.

I look forward to working with them through the integration planning process. As we move to closing, we will share information regarding material developments as we are able to. Of course, until the transaction closes, we will operate as separate companies.

I have been through this before and I can tell you that the most important thing for us to all do is continue serving our customers.

Our solutions and how we produce them, sell them and support them is our core value. That is as true today as ever.

In the coming weeks, Hock Tan, President and CEO of Broadcom, will host a Town Hall to introduce Broadcom and share his direct take on the acquisition and how he believes it aligns with Broadcom’s vision.

In the meantime, maintain that winning stride. Work hard. Stay engaged.

Change, as we all know, is inevitable. However, we are defined by how we embrace change and move with it.

With change comes opportunity. And more than anything else, today’s announcement creates the opportunity to build on our success.

When I think about the company I walked into five years ago and where we are today, I am literally overwhelmed with pride.

We did amazing work managing our own transformation while helping our customers with digital transformations of their own.

Thoughtful and sustained effort and alignment is at the foundation of everything we do.

Today will enhance the one thing I have said unflinchingly about CA: what I want more than anything else is long-term sustainable growth. The Broadcom news drives that goal.

Leadership really only works when you have a strong and capable team who executes with precision and stays focused on the task at hand and the big picture.

Our culture brought us here today and I want to personally thank each of you for your contributions, dedication and your sheer determination.

Our products and services are intrinsic to the rapidly changing markets that we serve, from governments to banking to retail. That is a huge responsibility, and we must not waver in how we deliver.

Thank you for your time. Let’s all stay focused on the work ahead.

Additional Information and Where to Find It

This communication is being made in respect of the proposed transaction involving CA, Inc. (“CA”) and Broadcom Inc. (“Broadcom”). In connection with the proposed transaction, CA intends to file relevant materials with the Securities and Exchange Commission (the “SEC”), including a proxy statement on Schedule 14A. Promptly after filing its definitive proxy statement with the SEC, CA will mail the definitive proxy statement and a proxy card to each stockholder of CA entitled to vote at the special meeting relating to the proposed transaction. This communication is not a substitute for the proxy statement or any other document that CA may file with the SEC or send to its stockholders in connection with the proposed transaction. BEFORE MAKING ANY VOTING DECISION, STOCKHOLDERS OF CA ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE PROPOSED TRANSACTION THAT CA WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT CA AND THE PROPOSED TRANSACTION. The definitive proxy statement and other relevant materials in connection with the proposed transaction (when they become available), and any other documents filed by CA with the SEC, may be obtained free of charge at the SEC’s website (http://www.sec.gov) or at CA’s website (http://www.ca.com) or by contacting CA’s Investor Relations at traci.tsuchiguchi@ca.com.

Participants in the Solicitation

CA and its directors and executive officers may be deemed to be participants in the solicitation of proxies from CA’s stockholders with respect to the proposed transaction. Information about CA’s directors and executive officers and their ownership of CA’s common stock is set forth in CA’s proxy statement on Schedule 14A filed with the SEC on June 29, 2018, and CA’s Annual Report on Form 10-K for the fiscal year ended March 31, 2018, which was filed with the SEC on May 9, 2018. Additional information regarding the potential participants, and their direct or indirect interests in the proposed transaction, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with SEC in connection with the proposed transaction.

Notice Regarding Forward-Looking Statements

This communication, and any documents to which CA refers you in this communication, contains not only historical information, but also forward-looking statements made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent CA’s current expectations or beliefs concerning future events, including but not limited to the expected completion and timing of the proposed transaction, expected benefits and costs of the proposed transaction, management plans relating to the proposed transaction, strategies and objectives of CA for future operations and other information relating to the proposed transaction. Without limiting the foregoing, the words “believes,” “anticipates,” “plans,” “expects,” “intends,” “forecasts,” “should,” “estimates,” “contemplate,” “future,” “goal,” “potential,” “predict,” “project,” “projection,” “target,” “seek,” “may,” “will,” “could,” “should,” “would,” “assuming,” and similar expressions are intended to identify forward-looking statements. You should read any such forward-looking statements carefully, as they involve a number of risks, uncertainties and assumptions that may cause actual results to differ significantly from those projected or contemplated in any such forward-looking statement. Those risks, uncertainties and assumptions include, (i) the risk that the proposed transaction may not be completed in a timely manner or at all, which may adversely affect CA’s business and the price of the common stock of CA, (ii) the failure to satisfy any of the conditions to the consummation of the proposed transaction, including the adoption of the merger agreement by the stockholders of CA and the receipt of certain regulatory approvals, (iii) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement, (iv) the effect of the announcement or pendency of the proposed transaction on CA’s business relationships, operating results and business generally, (v) risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the proposed transaction, (vi) risks related to diverting management’s attention from CA’s ongoing business operations, (vii) the outcome of any legal proceedings that may be instituted against us related to the merger agreement or the proposed transaction, (viii) unexpected costs, charges or expenses resulting from the proposed transaction, and (ix) other risks described in CA’s filings with the SEC, such as its Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K. Forward-looking statements speak only as of the date of this communication or the date of any document incorporated by reference in this document. Except as required by applicable law or regulation, CA does not assume any obligation to update any such forward-looking statements whether as the result of new developments or otherwise.